Item 30. Exhibit (h) i. h. 1. x.

AMENDMENT NO. 9 TO THE

PARTICIPATION AGREEMENT BY AND BETWEEN

GOLDMAN SACHS VARIABLE INSURANCE TRUST,

GOLDMAN SACHS & CO. LLC AND

MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY

THIS AMENDMENT is made and entered into as of the 6th day of October, 2025 and amends the Participation Agreement made and entered into as of the 23rd day of October 1998, and amended on November 1, 1999, May 1, 2000, April 15, 2001, May 1, 2003, May 1, 2007, October 1, 2016, October 14, 2020, and October 2, 2023 (the “Participation Agreement”), by and between GOLDMAN SACHS VARIABLE INSURANCE TRUST, a statutory trust formed under the laws of Delaware (the “Trust”), GOLDMAN SACHS & CO. LLC, a New York limited liability company (the “Distributor”), and MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY, a life insurance company organized under the laws of the State of Massachusetts (the “Company”), on its own behalf and on behalf of each separate account of the Company identified in the Participation Agreement.

The parties hereby agree to amend the Participation Agreement as follows:

1.	Schedule 1 and 2 of the Participation Agreement are amended to include the following variable life contract:

Amendment No. 9 to Schedule 1

Name of Account and Subaccounts	Date Established by Board of Directors of the Company	SEC 1940 Act Registration Number	Type of Product Supported by Account
Massachusetts Mutual Variable Annuity Separate Account 4	July 9, 1997	811-08619
Massachusetts Mutual Variable Life Separate Account 1	July 13, 1988	811-08075	SL9 SL10 SVUL SVUL II VUL Guard SVUL Guard VUL VUL II SL18
Massachusetts Mutual Variable Life Separate Account IX	August 17, 2020	N/A	Strategic Life 20
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Massachusetts Mutual Variable Life Separate Account X	June 15, 2023	N/A	Strategic Life 21
Massachusetts Mutual Variable Life Separate Account VII	October 17, 2005	N/A	Strategic Life 20B Strategic Life 21B

Amendment No. 9 to Schedule 2

Policy Marketing Name	SEC 1933 Act Registration	Name of Supporting Account	Annuity or Life
SL9	033-87904	SL9-9400	Life
SL10	333-65887	SL10-9800	Life
SVUL	333-41657	P1-98	Life
SVUL II	333-88503	P5-99M	Life
VUL Guard	333-101495	P3-2003	Life
SVUL Guard	333-114171	P5-2004	Life
VUL	333-49475	P2-98M	Life
VUL II	333-50410	P2-2001	Life
SL18	333-215823	ICC16SL18	Life
Strategic Life 20	N/A	SLP20-2021	Life
Strategic Life 21	N/A	SLP20-2021	Life
Strategic Life 20B	N/A	SLP20-2021	Life
Strategic Life 21B	N/A	SLP20-2021	Life

IN WITNESS WHEREOF, the Trust, the Distributor and the Company hereby amend the Participation Agreement in accordance with Article XI of the Agreement.

GOLDMAN SACHS VARIABLE INSURANCE TRUST

Date:	October 10, 2025	By:	/s/ Marci Green
		Name:	Marci Green
		Title:	Managing Director

GOLDMAN SACHS & CO. LLC

Date:	October 10, 2025	By:	/s/ Chris Hecht
		Name:	Chris Hecht
		Title:	Managing Director

MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY

Date:	September 29, 2025	By:	/s/ Laura Johnson
		Name:	Laura Johnson
		Title:	Head of Institutional Insurance
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